SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): February 28, 2005 (Feb. 24, 2005)

Cogent Communications Group, Inc.

(Exact Name of Registrant as Specified in Charter)

1-31227

(Commission File No.)

52-2337274

(IRS Employer Identification No.)

Delaware

(State or Other Jurisdiction of Incorporation)

1015 31st Street N.W.

Washington, DC 20007

(Address of Principal Executive Offices)

(202) 295-4200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

See description of Note Purchase Agreement under Item 2.03

ITEM 2.03  CREATION OF A DIRECT FINANCIAL OBLIGATION

On February 24, 2005, the Company issued a subordinated note in the principal amount of $10.0 million to Columbia Ventures Corporation.  The note was issued pursuant to a Note Purchase Agreement dated February 24, 2005.  The note has an initial interest rate of 10% per annum and the interest rate increases by one percent on August 24, 2005, six months after the note was issued, and by a further one percent at the end of each successive six-month period up to a maximum of 17%. Interest on the note accrues and is payable on the note’s maturity date of February 24, 2009. The Company may prepay the note in whole or in part at any time.  The terms of the note require that the Company pays all principal and accrued interest upon the occurrence of a liquidity event, which is defined as an equity offering in which the Company raises at least $30 million in net proceeds.  The Company is contemplating an equity offering, pursuant to a registration statement filed on Form S-1 with the Securities and Exchange Commission on February 14, 2005, which constitutes a liquidity event under the note.  Accordingly, the Company will be required to use a portion of the proceeds of the offering to repay the principal and accrued interest on the note.  The note is subordinated to other debt in the amount of $17.0 million as well as up to $10.0 million in debt the Company may incur pursuant to an accounts receivable line of credit.  Columbia Ventures Corporation is owned by one of the Company’s directors, Kenneth D. Peterson, Jr., and is a holder of approximately 9.6% of the Company’s common stock.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(c)   Exhibits:

Exhibit Number	Description
4.1	Subordinated Note in the principal amount of $10.0 million issued by the Company to Columbia Ventures Corporation, pursuant to a Note Purchase Agreement.

10.1	Note Purchase Agreement dated February 24, 2005, pursuant to which the Company issued a Subordinated Note in the principal amount of $10.0 million to Columbia Ventures Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

COGENT COMMUNICATIONS GROUP, INC.

Date: February 28, 2005	By:	/s/ David Schaeffer
David Schaeffer
Chief Executive Officer

Exhibit Index

Exhibit Number	Description
4.1	Subordinated Note in the principal amount of $10.0 million issued by the Company to Columbia Ventures Corporation, pursuant to a Note Purchase Agreement.

10.1	Note Purchase Agreement dated February 24, 2005, pursuant to which the Company issued a Subordinated Note in the principal amount of $10.0 million to Columbia Ventures Corporation.